EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement Nos. 333-222433 and 333-208912 on Form S-3, Registration Statement Nos. 333-222437, 333-205101, and 333-189551 on Form S-8, and Registration Statement No. 333-194697 on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 9, 2018, relating to our audits of the financial statements of BioLife Solutions, Inc. appearing in the Annual Report on Form 10-K of BioLife Solutions, Inc. for the year ended December 31, 2017.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
March 9, 2018